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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to use in this Registration Statement of The Blackstone Group L.P. on Form S-1 of:

        Our report dated March 21, 2007 relating to the combined financial statements of Blackstone Group as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, appearing in the Prospectus, which is part of this Registration Statement.

        Our report dated March 21, 2007 relating to the statement of financial condition of The Blackstone Group L.P. as of March 19, 2007, appearing in the Prospectus, which is part of this Registration Statement.

        Our report dated March 21, 2007 relating to the statement of financial condition of Blackstone Group Management L.L.C. as of March 19, 2007, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, NY
June 21, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM